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                                                                      EXHIBIT 11

CTI Industries Corporation and Subsidiaries
Consolidated Earnings per Share
(Unaudited)

                                                             Quarter Ended June 30      Year to Date June 30
                                                              2003          2002         2003          2002
                                                          ----------------------------------------------------
Basic
Average shares outstanding:
  Weighted average number of shares of
    common stock outstanding during the
    period                                                  1,918,420     1,263,763    1,918,098     1,198,597
                                                          ====================================================

Net income:
  Net income (loss)                                        $  133,178    $  133,527   $ (556,611)   $  503,958

  Amount for per share computation                         $  133,178    $  133,527   $ (556,611)   $  503,958
                                                          ====================================================

  Per share amount                                         $     0.07    $     0.11   $    (0.29)   $     0.42
                                                          ====================================================

Diluted
Average shares outstanding:
  Weighted average number of shares of
    common stock outstanding during the
    period                                                  1,918,420     1,263,763    1,918,098     1,198,597
  Net additional shares assuming stock
    options and warrants exercised and
    proceeds used to purchase treasury
    stock(1)                                                  221,334       215,881           --       134,013
                                                          ----------------------------------------------------
  Weighted average number of shares and
    equivalent shares of common stock
    outstanding during the period                           2,139,754     1,479,644    1,918,098     1,332,610
                                                          ====================================================

Net income:
  Net income (loss)                                        $  133,178    $  133,527   $ (556,611)   $  503,958

  Amount for per share computation                         $  133,178    $  133,527   $ (556,611)   $  503,958
                                                          ====================================================

  Per share amount                                         $     0.06    $     0.09   $    (0.29)   $     0.38
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(1) For the six month period ended June 30, 2003, potential additional shares, in the amount of 280,043 shares were excluded from the calculation of diluted earnings per share because it would have been antidilutive.